UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2022

BUSINESS WARRIOR CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	333-265471	90-1901168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 E PEBBLE RD #230912

LAS VEGAS NV 89123-0912

(Address and Zip Code of Principal Executive Offices)

855-294-2900

(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 13, 2022, Business Warrior Corporation (the “Company”) terminated its employment agreement with Timothy Li for cause as further described below. On October 19, 2022, a majority of the voting power of the Company voted to remove Timothy Li as a director of the Company.

On October 13, 2022, in the course of a review of the financial statements of Fluidfi Inc., d/b/a Alchemy, a wholly owned subsidiary of the Company (“FluidFi”) acquired on June 8, 2022, it was discovered that Timothy Li transferred $200,000 from the FluidFi bank account to his personal account on June 18, 2022, without authorization. Mr. Li provided a notation on the transfer that it was for “basic employee payroll.” However, this was not a transfer to an employee payroll account. Instead, Mr. Li processed a direct ACH transfer from the Fluidfi bank account to his personal account. Mr. Li was not authorized to transfer any Company funds to himself.

At the time of the unauthorized transfer, the Company was in the process of transitioning all FluidFi related accounts to Business Warrior’s financial staff. Mr. Li, previously an officer of FluidFi had access to the account prior to the Company’s acquisition of FluidFi and was participating in the transition of FluidFi’s financial and other accounts to the Company, where Mr. Li had the position of Chief Technology Officer and as a member of Business Warrior’s board of directors prior to his termination.

As of July 2022, Business Warrior completed the transition and took control of FluidFi's financial information, accounting, and invoicing — removing Mr. Li for any business-related transactions.

Mr. Li has acknowledged that he transferred the funds and claims he was entitled to the funds. He has refused to return the funds. A police report has been filed with the Irvine, California police department.

At the time of this filing, it appears the unauthorized transfer is isolated to Mr. Li and no further financial discrepancies have occurred since the acquisition of FluidFi. We are continuing to review transactions of FluidFi both before and after its acquisition by the Company.

The Business Warrior business plan remains intact with the Company reorganizing its technology teams for improved product delivery, efficiencies, and consistent best practices. The result is a unified technology team consisting of Business Warrior and FluidFi employees working on both current and future products. The team is led by Jonathan Brooks, president of the Company along with Jason Doolittle, the company's Vice President of Lending. This reorganization was started prior to the termination of Mr. Li.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Business Warrior Corporation

Date: October 25, 2022	By:	/s/ Rhett Doolittle
	Name:	Rhett Doolittle
	Title:	Chief Executive Officer

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